Lease

SAGAMORE HILL DEVELOPMENT

I.	LEASE INFORMATION SUMMARY (“LIS”).

1.	Landlord:	Sagamore Hill Development Company, LLC
c/o RB Murray Company, 2225 S. Blackman Road, Springfield, MO 65809, Attn: Ross Murray
Telephone: (417) 881-0600 Email: ross@rbmurray.com

2.	Tenant:	Advantage Therapy, LLC

Tenant Contact Information:
Advantage Therapy, LLC
C/O IMAC Holdings, Inc.
1605 Westgate Circle
Brentwood, TN 37027
(615) 678-0024

Legal notice to:
IMAC Holdings, Inc.
Attn: Legal Dept.
1605 Westgate Circle
Brentwood, TN 37027

3.	Premises: 1301 E. Sunshine, Suites 100, 104, 108, 112 and 116, Springfield, MO 65804, 7,520 Square Feet in the Sagamore Hill Development (“Development”).

4.	Term: Five (5) year(s), beginning on the Rent Commencement Date. Renewal Term: Two (2) Renewal Terms of Three (3) years each.

5.	Tenant’s Share of Additional Rent items, leaseable area in the Premises/total leaseable area in the Development, planned or completed, 7520/23,568 = 31.9%.

6.	Basic Rent: Years 1 to 5: $19.32/sq. ft.

Option 1 Renewal Term Rent:
Years 6 to 8: $21.25/sq. ft.

Option 2 Renewal Term Rent:
Years 9 to 11: $23.38/sq. ft.

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7.	Additional Rent. The Additional Rent payable by Tenant for Common Area Maintenance, Taxes and Insurance is estimated to be $4.25.* in the first year of the Term, paid in equal (1/12th) monthly installments, paid together with each payment of Basic Rent. Estimated Additional Rent for each year of the Term shall be based on Tenant’s Share of the actual expenses for the prior year. In the event that Tenant’s payments of Additional Rent in a year are less than Tenant’s Share of actual expenses included as Additional Rent, Landlord shall send a reconciliation to Tenant of Landlord’s actual expenses, and Tenant shall pay such short fall to Landlord within thirty (30) days after receipt of the reconciliation. If Additional Rent paid by Tenant is in excess of Tenant’s Share of the actual expenses included as Additional Rent, Landlord shall retain such excess and credit it against the Additional Rent due from Tenant in the following year, or if the Term is expiring, Landlord shall promptly remit such excess to Tenant. *TO BE REFERENCED BELOW IN THE CONFIRMATION OF TO BE DETERMINED ITEMS ON THE EFFECTIVE DATE. Landlord agrees that in subsequent years of the lease, after the initial year of the lease term, Controllable Operating Expenses shall not increase by more than 3% per year. Controllable Operating Expenses shall include all expenses other than Taxes, Insurance, Snow Removal and Utilities.

8.	Lease Effective Date: The last date provided below and possession of the Premises to Tenant on such date.

9.	Rent Commencement Date: One hundred and twenty (120) days after the Effective Date, or the date Tenant opens for business, whichever first occurs. The actual Rent Commencement Date is referenced in SECTION II below*. *TO BE REFERENCED BELOW IN THE CONFIRMATION OF TO BE DETERMINED ITEMS ON THE RENT COMMENCEMENT DATE.

10.	Common Area Maintenance (“CAM”) for the Development: Performed by Landlord, and Tenant’s Share paid as Additional Rent.

11.	Utilities: All utilities serving the Premises are separately metered and shall be the responsibility of the Tenant.

12.	Taxes: Tenant pays personal property tax on Tenant’s property. Real Property Taxes and Assessments paid by Landlord, and Tenant’s Share paid as Additional Rent.

13.	Insurance: Section 9.1 of the Lease – Tenant, Section 9.4 of the Lease –Landlord, and Tenant’s Share paid as Additional Rent.

14.	Landlord’s Improvements/ Delivery Conditions: Cold Shell/Gray Box, See Exhibit A. Tenant’s Improvements/Tenant’s Work/Tenant Allowance: Tenant’s Improvements at Tenant’s expense subject to a $35.00 per square foot Tenant Allowance (($263,200.00), See Exhibit B. See Section 24 of the LIS for the Additional Tenant Allowance.

15.	Default Interest Rate: 6%, applicable to any sums due from Tenant that are past due beyond any applicable grace period.

16.	Use: Medical clinic for Physical Therapy, Chiropractic, Pain Management and Cell Regeneration, any other similar or related use of the Premises is subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned, or delayed.

Restrictions on Use: See General Retail District with Conditional Overlay District No. 99, Zoning Case Z-33-2015, including, but not limited to, retail operations restricted to the hours of 6 am to 10 pm. Tenant’s preparations to operate its business before opening for its retail operations prior to 6 am are permitted. A walk-in medical clinic/laboratory is not a permitted use. A walk-in medical clinic is an urgent care facility that accepts patients on a walk in basis without an appointment required. A medical laboratory is a facility where pathological tests are carried out on clinical specimens.

Exclusive Use: During Tenant’s occupancy in the Development Landlord shall not lease or permit the use of any space in the Development for Physical Therapy, Chiropractic, Pain Management, or Cell Regeneration.

17.	Parking: Parking in common with other tenants in the Development, provided that Tenant shall have the exclusive right to three (3) parking stalls directly in front of Tenant’s store front.

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18.	Security Deposit: One month’s Basic Rent, $12,107.20, due at lease signing.

19.	HVAC, Electric, Plumbing: Installed by Tenant as part of Tenant’s Work Allowance, See Exhibit B.

20.	Signs: Tenant may, at its expense, install and maintain signage on the façade of the Premises, consistent with the signage appearance and location plan in the Development, subject to Landlord’s prior approval, and subject to compliance with all Laws. See Exhibit C for a depiction of signage, Signage Agreement and Exhibit.

21.	Deliveries: Tenant shall use best efforts to receive vendor deliveries prior to 9 am.

22.	Exhibits: (check as applicable)

X Landlord’s Delivery Conditions: See Exhibit A.
X Tenant’s Work Allowance: See Exhibit B.
X Description/Depiction of Signage: See Exhibit C.

23.	Assignment and Subletting: Not withstanding and provision in this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises, without Landlord’s approval, to an affiliate of Tenant or a successor to Tenant as the result of an acquisition or merger with Tenant, so long as the Use remains the same and the net worth of the assignee or subletee tenant is equal to or greater than the net worth of Tenant at the time of the Effective Date of this Lease. Any other assignment or subleting shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned, or delayed. No assignment or subleting shall release Tenant from its obligations under this Lease.

24.	Additional Tenant Allowance: In addition to the Tenant Allowance, Landlord will also provide an Additional Tenant Allowance up to $15.00 per square foot ($112,800.00) to be drawn by Tenant prior to the Rent Commencement Date, but not thereafter, and the amount drawn by Tenant of the Additional Tenant Allowance shall be amortized over the initial five (5) year Term of this Lease, bearing interest at the rate of 5% per annum, and repaid by Tenant in sixty (60) equal payments of principal and interest, due to Landlord on the same day as the Rent, as Additional Rent. See Exhibit B. The actual amount of the Additional Tenant Allowance drawn/disbursed TO BE REFERENCED BELOW IN THE CONFIRMATION OF TO BE DETERMINED ITEMS ON THE RENT COMMENCEMENT DATE.

25.	Landlord and Tenant agree that the only agents/brokers entitled to a commission in connection with this Lease are R.B. Murray Company and Sansone Group. Landlord shall be responsible for commissions pursuant to a separate commissions agreement.

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II.	LEASE SIGNATURES

IN WITNESS WHEREOF, the undersigned, hereby acknowledge that their signatures on this Lease Information Summary shall be deemed their signatures on the Lease of the Premises, for all purposes.

Tenant		Landlord
Sagamore Hill Development Company, LLC

By:	/s/ Jeff Ervin	By:	/s/ Tom Auner
Title:	CEO	Title:	Manager

Date:	Mar 1, 2019 | 8:04 AM CST	Date:	Mar 1, 2019 | 9:14 AM CST

CONFIRMATION OF TO BE DETERMINED ITEMS (complete and initial) ON THE EFFECTIVE DATE OR THE RENT COMMENCEMENT DATE AS APPLICABLE

TBD Rent Commencement Date ______________. Tenant ___________ Landlord ___________

TBD on the Rent Commencement Date, Additional Tenant Allowance. Tenant ___________ Landlord ___________

Initial Monthly Basic Rent $12,107.20. Tenant ___/s/ JE_______ Landlord ___/s/ TA________

Leaseable area in the Premises 7520 sq. ft. Tenant ___/s/ JE_______ Landlord ___/s/ TA________

Leaseable area in the Development 23,568 sq. ft. Tenant ___/s/ JE_______ Landlord ___/s/ TA___

Tenant’s Share of Additional Rent items, leaseable area in the Premises/total leaseable area in the Development, planned or completed = 31.9%. Tenant ___/s/ JE_______ Landlord ___/s/ TA____

Estimated Additional Rent monthly during the initial year of the Term $2,633.33/month due with the Rent (7520 x 4.25/12), exclusive of Tenant’s monthly re-payment of the Additional Tenant Allowance. Tenant ___/s/ JE_______ Landlord ___/s/ TA________

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GUARANTY

As an inducement to Landlord to enter into the above described Lease with Tenant, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree during the Term and any Renewal Term, if any Renewal Term is exercised by Tenant, to absolutely and unconditionally guaranty all of the duties and obligations of the Tenant provided in the Lease, as the same may be amended from time to time, including, but not limited to performance of all obligations, payment of all Rent and Additional Rent and Landlord’s reasonable attorney’s fees and expenses incurred in enforcing the Lease and this Guaranty. Landlord shall not be required to pursue enforcement of the Lease against Tenant before proceeding against the undersigned.

IMAC Holdings, Inc.

By:	/s/ Jeff Ervin
Title:	CEO
Date:	Mar 1, 2019 | 8:04 AM CST

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III.	LEASE TERMS AND CONDITIONS

This LEASE AGREEMENT (“Lease”) made and entered into by and between the Landlord and Tenant, and is effective as of the Effective Date, all as shown on the Lease Information Summary (“LIS”).

In consideration of the terms, covenants, and conditions herein contained, Landlord and Tenant covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Whenever capitalized in this Lease, each of the following terms shall have the meaning given in this Article or the LIS, unless otherwise specified in this Lease or unless the context clearly indicates a contrary intent:

1.1. “Additional Rent”. All amounts other than Basic Rent which Tenant is required to pay under this Lease, and as provided in the LIS in monthly installments, including, without limitation, liability and property and casualty insurance, real property taxes and assessments, common area maintenance, and other payments which Tenant in any of the provisions of this Lease assumes, agrees or otherwise becomes obligated to pay (or reimburse Landlord on demand for any payments thereof made by Landlord), and if applicable, payable with monthly Basic Rent.

1.2. “Basic Rent”. The Basic Rent for the Premises as set forth in the LIS.

1.3. “Development”. Means the Landlord’s buildings, the premises therein and common area in the Development, of which the Premises is a part.

1.4. “Force Majeure”. Any action of the elements, war, riot, labor dispute, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, governmental action or moratorium, or other cause beyond the reasonable control of a party obligated hereunder which prevents such party from completing timely performance of a duty under this Lease, but excluding any obligation to pay money.

1.5. “Governmental Authority”. All courts, legislative, executive, judicial and quasi-judicial bodies, agencies, boards, commissions and authorities of any nature of or for any governmental or quasi-governmental unit (federal, state, county, city, municipal or otherwise) at any time in existence, including by way of illustration and not limitation benefit and utility districts and commissions, boards and other bodies in respect thereof.

1.6. “Interest Rate”. The Interest Rate as set forth in the LIS.

1.7. “Laws”. All laws, regulations, rules, ordinances and orders of any Governmental Authority, including by way of illustration and not limitation statutes, zoning ordinances, building codes, common law and rulings, decisions and interpretations of all judicial, quasi- judicial and administrative bodies.

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1.8. “Lease Year”. Means a period of twelve successive calendar months beginning on the Commencement Date or any anniversary thereof (or, if the Commencement Date is not the first day of a calendar month, then beginning on any anniversary of the first day of the first calendar month following the Commencement Date). If the Term commences on a day other than the first day of a calendar month, the initial fractional month shall be included in the first Lease Year.

1.9. “Legal Requirements”. (a) All Laws; (b) Tenant’s organizational documents, including Articles, Bylaws, Partnership Agreements, Operating Agreements and the like; and (c) all easements, covenants, conditions licenses, franchises, concessions and other agreements which involve an interest in or relate to the use of the Premises to or by which Tenant may be bound.

1.10. “Premises”. Means the Building and Suite as set forth in the LIS.

1.11. “Renewal Term”. Any option granted to Tenant as set forth in the LIS, to extend the Term.

1.12. “Rent Commencement Date”. The date as set forth in the LIS.

1.13. “Tenant’s Share”. A fraction, the numerator of which is the square footage of the Premises, and the denominator of which is the square footage of all the premises in the Development as set forth in the LIS, whether or not the same are leased or occupied, and which may be stated as a percentage.

1.14. “Term”. The Lease Term beginning on the Rent Commencement Date, and the Renewal Terms, if any.

ARTICLE 2
LEASE, RENT, RENEWALS, SECURITY DEPOSIT

2.1. Lease. Landlord leases the Premises to Tenant and Tenant accepts and leases the same from Landlord, at the rental and on the terms and conditions of this Lease, for the Term.

2.2. Basic Rent. Tenant agrees to pay to Landlord Basic Rent in monthly installments payable in advance on or before the first day of each calendar month during the Term, or the first business day following the first day of each month if the first day is on a weekend or holiday when banks are closed in Springfield, Missouri. If the Term commences on a day other than the first day of a calendar month, then the initial installment of Basic Rent shall include prorated Basic Rent for the initial fractional month as well as the following month’s installment of Basic Rent. Basic Rent and Renewal Term Rent (collectively “Rent”) are set forth in the LIS. Any Rent not received by Landlord within five (5) business days of the due date shall be past due.

2.3. Terms of Payment. All payments of Basic Rent and Additional Rent shall be made to the address provided above or as provided in the notice. All payments of Basic Rent and Additional Rent, shall be paid in good funds, in lawful money of the United States of America, and shall be delivered to Landlord on or before the due date at the Landlord’s address as set forth in the LIS (or at such other place as Landlord may from time to time designate in writing). All such amounts shall be timely paid without notice or demand and without abatement, set-off, counterclaim, suspension, deferment, diminution or reduction. If Tenant fails to pay any amount when due beyond any grace period provided in this Lease, such amount shall bear interest at the Interest Rate until paid in full. In addition, at Landlord’s option and upon demand, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the total amount delinquent, as Additional Rent, which amount Landlord and Tenant agree approximates Landlord’s additional expenses which will be incurred by Landlord in handling such a delinquency.

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2.4. Options to Renew. Tenant is hereby granted options to renew this Lease, if any, as set forth in the LIS (each, a “Renewal Term”). The options may be exercised only if Tenant is not in default under this Lease upon the date of each such exercise. If Tenant elects to exercise its’ option Tenant must give Landlord written notice that Tenant is exercising the next available option not less than one hundred eighty (180) days before the end of the then expiring Term. All of the terms and conditions of this Lease in effect as of the exercise of an option shall apply to the Renewal Term, subject to the Renewal Term Rent as set forth in the LIS.

2.5. Security Deposit. Upon the Effective Date of this Lease, Tenant shall deposit with Landlord the amount provided in the LIS as a security deposit, to be held by Landlord to secure in part, Tenant’s faithful performance of this Lease. If Tenant faithfully performs under this Lease, the Security Deposit will be returned to Tenant at the expiration of the Lease, without interest, otherwise to be applied by Landlord to any Tenant defaults, with the balance, if any, returned to Tenant.

ARTICLE 3
USE, COMPLIANCE WITH LAW

3.1. Use of Premises By Tenant, Cessation of Business. Tenant will use the Premises solely for the purpose as set forth in the LIS, and uses directly incidental to such business, and, with Landlord’s consent, such other uses as Tenant may reasonably believe are related thereto. Tenant will not perform any acts or carry on any practices that may injure the Premises, the Building or the Development, or be a nuisance or menace. If Tenant ceases doing business on, vacates or abandons the Premises, Tenant shall give notice of such event to Landlord. Within ninety (90) days after Landlord’s receipt of such notice or earlier discovery of such event, Landlord shall, by notice to Tenant, either (a) terminate this Lease or (b) elect to continue the Lease. If Landlord does not exercise the right to terminate, this Lease shall continue in full force and effect. If Landlord does exercise the right to terminate this Lease, Tenant shall remain obligated to pay and perform all duties accruing under this Lease up to the date of such notice of termination, including, without limitation, payment of Rent and Additional Rent to such date, but not thereafter, and Tenant shall have no further right or interest in the Premises.

3.2. Tenant’s Compliance with Law. Tenant will, at Tenant’s expense, comply with any and all Laws and Legal Requirements pertaining to the use and occupancy of the Premises. In the furtherance of, and not in limitation of, Tenant’s obligations under the foregoing sentence throughout the Term, Tenant will do or cause to be done all things necessary to preserve and keep in full force and effect permits required for the conduct of its business and operations until the end of the Term. In addition, Tenant will comply with the terms of all easements, covenants and conditions affecting the use and occupancy of the Premises, including any reciprocal parking and driveway agreements relating to adjacent parking.

3.3. Parking. Tenant agrees to restrict the parking of its motor vehicles and the motor vehicles of all of its employees, agents, contractors, customers, guests and invitees to those striped parking areas provided in the LIS, so that all roadways, driveways, aisles and entry ramps shall remain open and unobstructed at all times for use as fire lanes and those parking spaces reserved for visitors and those with special needs will be available to those for whom they are intended.

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3.4. Rules and Regulations. Tenant shall comply with the rules and regulations adopted by Landlord, if any, with respect to Common Areas, provided that the same are provided to Tenant, and are reasonable and substantially apply equally to all tenants. None currently, but may be needed in the future. In the event Landlord implements Rules & Regulations for the property, Tenant will agree to comply so long as none of the Rules & Regulations create a materially adverse impact on Tenant’s ability to do business as approved in the original lease.

ARTICLE 4
REPAIRS, MAINTENANCE AND ALTERATIONS

4.1. Initial Condition of Premises. As of the Delivery Date Tenant represents and warrants to and covenants and agrees with Landlord that Tenant has thoroughly, completely and carefully inspected the Premises and each and every part and portion thereof, and Tenant is fully familiar with the physical condition and all other aspects of the same. Except as specifically set forth in this Lease, Landlord has made no representations or agreements as to the condition of the Premises or the fitness or availability for any particular use, and Tenant is accepting the Premises in their “AS IS” condition, location, state of repair, and subject to all Laws and Legal Requirements. As of the Delivery Date Landlord represents and warrants that the work performed as set forth on Exhibit A has been performed in a good an workmanlike manner, and defects in the same shall be repaired and maintained at Landlord’s expense, excepting repairs caused by the acts or omission of the Tenant or its agents, employees or invitees. To the extent assignable, Landlord will assign warranties to Tenant for the work performed on Exhibit A, excepting any warranty on the roof.

4.2. Condition at Surrender. Tenant will surrender the Premises at the end of the Term in as good condition and repair as existed on the Rent Commencement Date, ordinary wear and tear and casualty loss excepted.

4.3. Tenant’s Maintenance Obligations. Throughout the Term Tenant shall, at its sole expense, maintain the Premises in good condition and state of repair (including but not limited to the floor coverings, heating, air-conditioning, plumbing, electrical, sewer, water, interior walls and ceilings of the Premises) and shall make all repairs, replacements and renewals necessary to maintain the Premises in such state of repair and condition. Tenant may not paint any exterior surface of the Building in which the Premises is located. Tenant must perform semiannual maintenance on the HVAC systems and promptly provide Landlord with copies of documentation showing such maintenance has been performed. Tenant’s vendors approved by Landlord will have access to the roof of the Premises in performing HVAC maintenance and repairs. In addition, Tenant shall keep the Premises in a safe and sanitary condition, free from nuisance, as required by all applicable Laws. If Tenant refuses or neglects to repair property as required hereunder as soon as reasonably possible after written demand, and to the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs upon presentation of a bill therefore.

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4.4. Additions and Alterations. Tenant shall not make or cause to be made any material alterations, additions or improvements to the interior or exterior of the Premises or structural changes without first obtaining Landlord’s written approval and consent, which may be granted or withheld in Landlord’s sole discretion. Any request for approval of alterations, additions or improvements must include reasonably detailed plans and specifications (including architectural drawings where appropriate). Any alterations, additions or improvements approved by Landlord must be made at Tenant’s sole cost and expense, must be completed in good and workmanlike fashion, must comply with all Laws and Legal Requirements, and must be in keeping with the design and aesthetic features of the Premises. Tenant shall, however, be allowed to make cosmetic or non-structural improvements to the interior of the Premises that are not visible from the exterior with a total cost not exceeding $10,000, without any prior approval required.

4.5. Alterations Part of Realty. Any improvements, alterations, additions or fixtures (other than trade fixtures and equipment not installed as part of the Tenant’s Work Allowance) placed on the Premises, whether or not permanently affixed to the Premises, shall become a part of the realty, shall belong to Landlord, and shall remain on and be surrendered with the Premises at the termination of this Lease unless Landlord shall otherwise specify in writing within thirty days before or after the termination of this Lease, in which case the same shall promptly be removed at Tenant’s cost. No improvements, alterations or additions to the Premises (other than trade fixtures and equipment not installed as part of the Tenant’s Work Allowance) shall be removed without Landlord’s prior written consent. Tenant shall repair all damage caused by any removal. Tenant shall provide Landlord with a list of Tenant’s trade fixtures that it may remove at the termination of this Lease, and Landlord shall have a period of ten (10) days from receipt of the list to approve or reject any item on written notice to Tenant, failing which Tenant’s list shall be deemed to be approved.

4.6. Fixtures. Tenant may install in and affix to the Premises such trade fixtures and equipment as Tenant deems desirable for the operation of Tenant’s business. All such trade fixtures and equipment shall remain the property of Tenant. Tenant shall have the right to remove all of its trade fixtures and equipment within ten days following the expiration or earlier termination of the Lease and shall repair any damage to the Premises caused by such removal. In the event that Tenant fails to remove any trade fixtures or equipment within such ten day period, such trade fixtures and equipment shall become the property of Landlord without reimbursement to Tenant.

4.7. Signs, Windows, Decorations and Merchandise. Tenant may not erect or install on the Premises, or any part thereof, any sign, may not have any sign within the Premises that is visible outside the Premises, nor provide exterior lighting without the prior written consent and approval of Landlord, granted or withheld in Landlord’s sole discretion, as provided in the LIS. Any sign or exterior lighting approved by Landlord must be installed at Tenant’s sole cost and expense, must be completed in good and workmanlike fashion, must comply with all Legal Requirements. Tenant shall repair all damage caused by any removal of signs or lighting. Tenant shall not display, erect, or affix any window treatments, blinds, curtains, shades, awnings, canopies, tinting, decorations, lettering, signs, posters, streamers, placards, or any other like decorative or advertising media on the windows, doors, store front, or exterior of the Premises, or upon the building or buildings of which they form a part, which are visible from the exterior of the Premises, without Landlord’s prior written approval, which may be granted or withheld in Landlord’s sole discretion. Tenant shall not display merchandise or place stock or supplies outside of the Premises, and no rights are granted to Tenant to use the outer walls or the roof of the Premises without Landlord’s prior written approval, which may be granted or withheld in Landlord’s sole discretion. Tenant’s typical menu board in the area where customers place orders in the Premises that may be visible from the exterior of the Premises, and vinyl lettering on the entrance doors with Tenant’s name and hours of operation are permitted subject to Landlord’s approval.

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4.8. Alterations Required by Law. If during the Term any additions, alterations, or improvements in or to the Premises, as distinguished from repairs, are required by any Governmental Authority or any Laws or Legal Requirements as a result of Tenant’s particular use of the Premises, or as a result of alterations to the Premises made by Tenant, they shall be promptly made and paid for by Tenant. In any event, Tenant shall give Landlord written notice and copies of any directive, order, notice or the like, issued by any Governmental Authority in respect of the Premises or Tenant’s use thereof within ten (10) days of Tenant’s receipt thereof. This Section shall not affect Tenant’s obligations otherwise in this Lease to maintain the Premises, keep the same in good repair, and otherwise comply with all Laws and Legal Requirements.

4.9. Statutory Liens. Tenant shall promptly pay for all labor done or materials furnished in respect of any work, repair, maintenance, improvement, alteration or addition done by Tenant in connection with the Premises, and shall keep and hold the Premises and Landlord free, clear and harmless of and from all liens that could arise by reason of any such work. If any such lien shall at any time be filed against the Premises during the Term or as a result of work performed during the Term, Tenant shall either cause the same to be discharged of record within thirty (30) days after the lien is filed or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security as in Landlord’s opinion may be necessary or required to prevent any foreclosure proceedings against the Premises during the pendency of such contest, and/or to satisfy any judgment in respect of any such lien, together with the costs and expenses, including reasonable attorneys’ fees and judgment interest, in connection therewith. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy, Landlord may but shall not be obligated to discharge the same, either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is or may be prescribed by law or acceptable to such lien claimant. Tenant shall repay to Landlord on demand Landlord’s costs, expenses and reasonable attorneys’ fees incurred by Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord’s interest in the Premises to liability under any mechanic’s, materialmen’s or other statutory lien law.

4.10. Common Area Maintenance. Landlord will provide Common Area Maintenance (“CAM”). Such maintenance to include, without limitation, operating, repairing, replacing and maintaining the Development, parking areas, sidewalks, landscaping, lawns, common utility expenses, snow removal, common area insurance, and other expenses typical of common area expenses in other first class developments in the city in which the Development is located, but excluding capital improvements. Tenant shall pay Tenant’s Share of CAM as Additional Rent as provided in the LIS. In addition to the CAM expenses that Tenant pays based on Tenant’s Share, Tenant, if it uses the grease trip, shall be responsible for its equitable share of the expenses of periodic cleaning of the grease trap that it shares in common with other users of the grease trap in the Development prorated based on proportionate use, and Tenant shall pay its proportionate share, if paid by Landlord, as Additional Rent.

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4.11. Landlord’s Maintenance Obligations. Landlord shall at its expense maintain and repair the exterior structure and the roof of the Premises, and utility lines from the exterior of the Premises to the utility provider lines, except to the extent the damage or repair is caused by the acts or omissions of Tenant and those for whom it is liable.

ARTICLE 5
UTILITIES AND TAXES

5.1. Utilities. Except as otherwise provided in the LIS, Tenant shall contract for and shall pay, before delinquency, all charges and deposits for gas, electricity, water, sewer, telephone and any other utilities or services used by it or furnished to the Premises, that are separately metered to the Premises. Utilities for the Common Areas are separately metered and included in CAM.

5.2. Real Property Taxes and Assessments. Except as otherwise provided in the LIS, Landlord shall timely pay or cause to be paid when due all real taxes or assessments, general or special, now or hereafter imposed by any federal, state, or local government on the Premises (“Taxes”). Tenant shall pay Tenant’s Share of Taxes as Additional Rent as provided in the LIS.

5.3. Personal Property Taxes. Tenant shall pay all taxes levied upon personal property in, on and about the Premises, including trade fixtures, equipment and inventory kept on the Premises, sales and use taxes.

ARTICLE 6
CONDEMNATION

6.1. Total Taking. If the entire Premises is appropriated and taken for any public use by virtue of eminent domain or condemnation proceedings or conveyed to a public body in lieu of, during or upon threat or imminence of such proceedings (a “Total Taking”), then the Term shall terminate as of the date of the transfer of title. All Rent shall be prorated and paid up to that date.

6.2. Partial Taking. If any part of the Premises is appropriated and taken for any public use by virtue of eminent domain or condemnation proceedings or conveyed to a public body in lieu of, during or upon threat or imminence of such proceedings (a “Partial Taking”), and in the event such Partial Taking shall be of more than 25% of the floor space of the Premises and renders the Premises unsuitable for the business of Tenant, then, at the option of Landlord or Tenant exercised in writing on or before such transfer of title, the Term shall terminate as of the date of transfer of title. In the event of a Partial Taking which is less than 25% of the floor space or not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord, to the extent possible, may promptly restore the Premises to a condition comparable to its condition immediately prior to such taking (less the portion lost in the taking) and this Lease shall continue in full force and effect, or Landlord or Tenant may terminate this Lease. Basic Rent, Renewal Term Rent, if any, shall be equitably adjusted to the extent of any reduction in the area of the Premises resulting from the Partial Taking.

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6.3. Compensation. In the event of any Total or Partial Taking, Tenant shall have no claim against Landlord for the value of the unexpired Term and Tenant shall not be entitled to any part of the award or recovery paid for such taking or any judgment for damages caused by such taking (the “Award”), whether the Award is paid as compensation for diminution in value to the leasehold or to the fee of the Premises. However, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures and equipment, and moving expenses.

6.4. Notice of Condemnation. Each party shall, promptly after it receives notice of the intention of any such authority to appropriate or take all or any portion of the Premises, give written notice thereof to the other party.

ARTICLE 7
DAMAGE AND DESTRUCTION

7.1. Totally Untenantable. If all or a substantial part of the Premises is damaged by fire or other casualty so that the Premises are totally untenantable, Landlord may at its sole option terminate this Lease by giving written notice thereof to Tenant. Tenant shall surrender the Premises to Landlord within thirty (30) days after receipt by Tenant of Landlord’s notice of termination. The Lease shall immediately terminate upon such surrender, except that Landlord shall retain such rights and remedies against Tenant as may have arisen by virtue of Tenant’s actions or defaults occurring prior to the termination. Basic Rent, Renewal Term Rent, if any, and Additional Rent, shall be paid by Tenant, through and including the date of the casualty. Except for the above, neither party shall have further liability or responsibility hereunder. If Landlord does not elect to terminate this Lease in case of total untenantability, this Lease shall continue in full force and effect and Landlord shall restore the Premises to at least its previous condition, with available insurance proceeds as provided in Section 9.5. Basic Rent, Renewal Term Rent, if any, (but not Additional Rent) will be abated while Landlord is restoring the Premises. Notwithstanding the foregoing, if such total untenantability occurs within the last twelve (12) months of the Term, Tenant will have the option to notify Landlord within thirty (30) days of the date of destruction that Tenant desires to terminate this Lease and waive all renewal options, if any.

7.2. Partially Untenantable. If the Premises are damaged by fire or other casualty so that tenantability is only partially disturbed, Landlord shall restore the Premises to at least its previous condition within a reasonable time with available insurance proceeds as provided in Section 9.5. If such casualty causes twenty five percent (25%) or more of the Premises to be untenantable or prevents Tenant’s reasonable use of the Premises, Basic Rent, Renewal Term Rent, if any, (but not Additional Rent) will be equitably abated, while Landlord is restoring the Premises.

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7.3. Removal of Debris. In the event the Premises suffer any casualty damage Tenant shall commence removal within five days and diligently proceed to remove any debris or rubbish, remove its personal property from the damaged Premises, and clean the damaged Premises to facilitate repair or restoring operations.

ARTICLE 8
ALLOCATION OF LIABILITY, INDEMNITY

8.1. Exculpation of Landlord. Tenant shall have no claim against Landlord for, and Landlord has no liability to Tenant for, any accidents or occurrences that arise on or respecting the Premises, except to the extent Landlord has actively and intentionally caused the harm, or the extent of the negligence or willful misconduct of the Landlord’s agents employees, or contractors. Landlord shall not be liable to Tenant for any loss or damage to Tenant, or to any property of Tenant located in or about the Premises, regardless of the cause of the loss or damage.

8.2. Indemnification of Landlord by Tenant. Tenant shall indemnify, defend and save Landlord harmless from and against any and all claims, demands, causes of action, liabilities and costs for, or in connection with, any accident, injury (including death), loss or damage whatsoever caused to any person or property arising, directly or indirectly out of the use of the Premises or occurring in, on or about the Premises, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim, demand, cause of action or proceeding brought thereon, including reasonable attorneys’ fees and costs incurred with such claim and in enforcing Tenant’s duty to indemnify Landlord. If any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant shall, upon written notice from Landlord, defend the same, at Tenant’s sole cost and expense, by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause, except to the extent Landlord has actively and intentionally caused the harm, or except to the extent of the negligence or willful misconduct of the Landlord’s agents employees, or contractors. Landlord and Tenant shall mutually indemnify each other in the instance of Landlord’s gross negligence or willful misconduct.

ARTICLE 9
INSURANCE

9.1. Tenant’s Insurance. Tenant shall obtain and pay all premiums and other costs for the types of insurance coverages described below. All insurance shall be effected by valid and enforceable policies issued by insurers licensed in the State of Missouri and reasonably acceptable to Landlord. Tenant shall keep Landlord constantly furnished with certificates evidencing all such insurance coverages and shall provide Landlord copies of such policies upon its written request. Tenant shall carry insurance against all of the following:

(a) Insurance on Contents. Broad form extended coverage insurance on all property owned by or under the control of Tenant in the Premises, including, but not limited to Tenant’s Work, in an amount not less than the full replacement value of such property.

(b) Liability Insurance. Comprehensive general liability insurance protecting and indemnifying Landlord and Tenant against claims and liabilities for injury or damage to persons or property or for the loss of life or property occurring upon, in or about the Premises caused by or resulting from any act or omission of Tenant, its employees, agents, contractors, customers, guests, licenses or invitees, such insurance to afford minimum protection in such amounts as Landlord shall from time to time designate by written notice to Tenant, but in no event less then combined single limit coverage of $1,000,000.00, and total coverage of $2,000,000.00 including coverage offered by Tenant’s Umbrella policy. OK Such insurance shall name Landlord and any lender designated by Landlord as additional insureds.

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(c) Worker’s Compensation. Worker’s compensation or similar insurance with limits of liability of not less than the minimum amount provided by law.

9.2. Notice of Cancellation. All insurance policies to be maintained by Tenant, shall contain a provision that such policies shall not be cancelled or terminated without thirty (30) days’ proper notice from the insurance company to Landlord. Tenant agrees that on or before ten (10) days prior to expiration of any insurance policy, Tenant will deliver to Landlord written notification in the form of a receipt or other similar document from the applicable insurance company that said policy or policies have been renewed, or deliver certificates of coverage from another good and solvent insurance company approved by Landlord for such coverage.

9.3. Persons Named as Insureds. All policies of liability insurance shall include a long form noncontributory clause, naming Landlord as an additional insured. If Landlord requests, the mortgagee(s) or holder(s) of any deeds of trust affecting the Premises shall also be named as additional insureds by means of clauses meeting their requirements.

9.4. Fire, Extended Coverage and Liability Insurance. Landlord shall maintain during the Term a policy or policies of fire, extended coverage, and liability insurance (“Property Insurance”) upon the Development (excluding land and foundations) in amounts equal to the full replacement cost thereof. If and so long as there is a deed of trust or mortgage on Landlord’s interest, such policy may also contain a standard mortgagee clause in favor of such lender, and liability insurance in usual and customary amounts. Tenant shall pay Tenant’s Share of such insurance as Additional Rent as provided in the LIS.

9.5. Rebuilding. If, during the Term, the Premises are damaged from a risk covered by the Property Insurance Landlord shall make the loss adjustment with the insurance company insuring the loss. Landlord may, from the Property Insurance proceeds received restore the Premises pursuant to Article 7, but in no event will Landlord’s obligation to restore exceed the amount of Property Insurance proceeds received by Landlord.

9.6. Waiver of Subrogation. Landlord and Tenant hereby release each other from all liability for damage due to any act or neglect of the other (except as hereinafter provided) occasioned to property owned by the parties which is or might be incident to or the result of any casualty for would be covered by any insurance policy which either of the parties hereunder is required to carry under the terms of this Lease (whether or not such party is actually maintaining such insurance coverage). However, these releases shall not apply to any loss or damage occasioned by the willful act of either of the parties, and the parties agree that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consents to the mutual release of liability contained in this Section and waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in its policies, provided such a waiver was obtainable at the time of such loss or damage. The parties specifically recognize and acknowledge that the waivers contained herein are and shall be effective even though such claims may arise as a result of the negligence of the party being released hereunder, or such party’s agents, officers or employees.

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9.7. Increase in Rates. Tenant shall not take any action, engage in any activities, store any material, or do any other act that might cause an increase in the insurance rates for the coverages described herein. If the rates do increase because of any such act by Tenant, and if Landlord is responsible for or does in fact pay all or any portion of the increase in premiums, then Tenant shall pay the same to Landlord in full within ten days of demand by Landlord.

9.8. Lenders. If the Premises are subject to any mortgage(s) or deed(s) of trust, Tenant shall upon demand of Landlord have the holder(s) thereof named as an additional insured(s) by means of a long form noncontributory clause. Such lender(s) shall also have the right of prior approval over any insurance policies, and Tenant agrees to make any changes in the same or to procure any additional insurance that the lender(s) may request. Losses covered by insurance shall be payable in accordance with any mortgage(s) or deed(s) of trust.

ARTICLE 10
ASSIGNMENT AND SUBLEASE

10.1. Assignment and Subletting. Without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned for the same or similar Permitted Use, otherwise in Landlord’s sole discretion. , Tenant shall not assign, transfer or encumber this Lease or any part hereof, and shall not sublet, grant licenses or concessions, or allow any other occupant to come into the Premises with or under Tenant.

Without such prior written consent which may be granted or withheld in Landlord’s sole discretion, Tenant shall not permit this Lease or the leasehold estate hereby created to become vested in or owned by any other person, firm, company, entity, corporation or partnership, through any type of transfer or assignment, whether by merger, consolidation, dissolution, liquidation, transfer of ownership interests or otherwise. Any change in the ownership or power to vote a majority of Tenant’s outstanding voting interests in Tenant shall constitute an assignment. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord of the actions prohibited by this Section, nor as a release of Tenant from any obligation or liability under this Lease, but the same shall be taken to be a payment on account by Tenant.

10.2. Permitted Subletting. If Tenant desires to sublet the Premises limited only to the USE provided in the LIS, including a proposed sublease to, Tenant shall so notify Landlord, and shall include with such notice a copy of any proposed sublease or, if none, the name of the prospective subtenant, the term, a description of the property to be sublet and the amount of rent payable by the subtenant. Subject to the prospective subtenant being limited to the USE provided in the LIS, Landlord shall have ninety (90) days after receipt of such notice either to (a) consent to the subletting; or (b) withhold consent to the subletting. Landlord’s failure to respond to the notice within ninety (90) days, shall be deemed to be Landlord’s decision to withhold consent to subletting. If Landlord consents to the subletting, Tenant shall enter into a written sublease with the prospective subtenant on substantially the same terms as provided in this Lease, and shall deliver an executed copy thereof (and of any subsequently executed amendments thereof that have been approved by Landlord in its sole discretion) to Landlord. If the rent or other amounts payable to Tenant by the subtenant exceed the Basic Rent, Renewal Term Rent, if any, and Additional Rent otherwise payable under this Lease for any period after the date of such sublease, Tenant shall pay one-half of such excess to Landlord as Additional Rent. The subtenant will be, jointly and severally with Tenant, liable for all obligations of Tenant under this Lease during the term of the sublease, and will have such rights, consistent with this Lease, as are granted by the sublease, except that in no event will the subtenant have the right to further sublet the Premises.

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10.3. Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

(a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Code in which Tenant is the debtor; or, if Tenant is an entity or consists of more than one person or entity, if any partner, member, or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

(b) If a writ of attachment or execution is levied on this Lease; or

(c) (If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

10.4. Assignment of Subrent. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises, whether or not such subletting was approved by Landlord, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease.

10.5. Continuing Liability. In the event Landlord consents to an assignment or subletting of the Premises or any part thereof, then Tenant shall continue to be fully primarily liable hereunder and Landlord shall have all remedies against Tenant in the event of a subsequent breach of this Lease, as if the assignment or subletting had not taken place.

ARTICLE 11
DEFAULT AND REMEDIES

11.1. Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

(a) The failure by Tenant to make any payment of Basic Rent, Renewal Term Rent, if any, or Additional Rent, as and when due, which failure continues for more than ten (10) days after notice of delinquency given by Landlord, except that any failure to make timely payment shall be an automatic default without notice if either (i) Landlord has given two (2) prior notices of delinquency in the same Lease Year or (ii) Landlord reasonably determines that Tenant has been late on a regular basis and gives written notice to Tenant that Tenant shall not be entitled to any further delinquency notices.

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(b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than payment of Basic Rent, Renewal Term Rent, if any, or Additional Rent, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(c) Without obtaining the Landlord’s consent, the making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

11.2. Landlord’s Remedies. If Tenant defaults Landlord shall be entitled to all legal and equitable remedies for possession of the Premises and collection of all amounts due under this Lease. Without limitation, Landlord may enforce its rights by an action for rent and possession, unlawful detainer, or other legal remedy. Tenant agrees that, notwithstanding Landlord’s possession of the Premises, Tenant shall remain liable for and shall pay Landlord an amount equal to the entire rent payable to the end of the then-applicable Term, provided that Landlord shall credit Tenant with net rents received by Landlord from reletting the Premises as provided in Section 11.3 below.

11.3. Right to Relet. Notwithstanding Landlord’s possession of the Premises, Landlord upon Tenant’s default shall have the right, without notice to Tenant, and without terminating this Lease, to make alterations and repairs for the purpose of reletting the Premises. Landlord may relet or attempt to relet the Premises or any part of the Premises for the remainder of the then-applicable Term or for any longer or shorter period as opportunity may offer, to such persons and at such rent as may be obtained. Nothing in this Lease shall require Landlord to relet or make any attempt to relet the Premises, and any reletting, shall be done by Landlord as agent for Tenant. In case the Premises are relet, Tenant shall pay the difference between the amount of rent payable during the remainder of the Term and the net rent actually received by Landlord during the Term after deducting all expenses for repairs, alterations, recovering possession and reletting the same, which difference shall either (a) accrue and be payable monthly, or (b) be accelerated and become payable at once, at Landlord’s sole option. Notwithstanding anything in this Article 11 to the contrary, Landlord agrees to use commercially reasonable efforts to mitigate its damages in the event of a Tenant default.

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11.4. Written Termination Required. No actions taken by Landlord after Tenant’s default shall be construed as indicating a termination of this Lease. This Lease shall remain in full force and effect and shall not be terminated unless Landlord so elects in writing.

11.5. Expenses. Landlord shall be entitled to recover from Tenant all of Landlord’s expenses in exercising any of its rights under this Lease, including without limitation Landlord’s attorney’s fees and expenses. Tenant shall be entitled to recover from Landlord all of Tenant’s expenses in exercising any of its rights under this Lease, including without limitation Tenant’s attorney’s fees and expenses.

11.6. Counterclaims and Waivers. Other than compulsory counterclaims, Tenant agrees not to make any counterclaim of any nature in any proceedings brought in connection with this Lease. This agreement shall not, however, prohibit the maintenance of any claim in a separate action. Tenant waives any rights it may have to redeem the Premises from any reentry and possession by Landlord. Any breaches of any covenants of this Lease shall be material breaches entitling Landlord to its remedies, regardless of the extent of actual damage.

11.7. Remedies Cumulative. The rights and remedies of Landlord hereunder and any others provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy. Such rights and remedies shall further be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. Landlord shall be entitled to seek an injunction in proper cases to enforce any part or parts of this Lease or to prevent or stop any violation or default on the part of Tenant. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant, such right and power shall not be exhausted by its exercise on one or more occasions, but shall be a continuing right and power for the full Term. Landlord shall in no event be liable to Tenant for special, indirect, incidental, punitive or consequential damages, even if advised of the possibility of the same.

11.8. Landlord’s Right to Cure Default. If Tenant shall be in default in the performance of any covenant on its part to be performed under this Lease, then, after notice and without waiver or releasing Tenant from the performance thereof, Landlord may, but shall not be obligated to, perform any such covenant and/or pay necessary and incidental costs and expenses in connection therewith. All sums so paid by Landlord, together with interest thereon at the Default Rate, shall be deemed Additional Rent and shall be payable to Landlord no later than the next Basic Rent payment day.

11.9. Abandonment. If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law or otherwise, all fixtures, chattels, equipment and personal property belonging to Tenant and in or upon the Premises shall, at the option of Landlord, be deemed abandoned by Tenant.

11.10. Holding Over. If Tenant remains in possession of all or any portion of the Premises after expiration or earlier termination of the Term, such occupancy shall be deemed to be a month-to-month tenancy, terminable upon thirty (30) days’ written notice given by either party at any time. During such holdover occupancy, Tenant shall pay all Additional Rent and perform all obligations required of it by this Lease during the Term, except that Basic Rent or Renewal Term Rent, if any, during such holdover occupancy shall be at a rate equal to one and one half times the Basic Rent, or Renewal Term Rent, as applicable, theretofore in effect at the termination of the Term, payable in monthly installments in advance as otherwise provided in this Lease.

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ARTICLE 12
LANDLORD FINANCING

12.1. Subordination. This Lease is subject and subordinate at all times to the lien of any mortgage or deed of trust which may now or hereafter encumber Landlord’s interest in the Premises, and to all renewals, modifications, amendments, consolidations, replacements, and extensions thereof. Tenant shall execute and deliver any instrument that may be reasonably required by Landlord in confirmation of such subordination promptly upon Landlord’s request. Landlord shall, upon Tenant’s written request and notice to it, exercise its best efforts to obtain the lienholder’s written agreement that Tenant’s rights shall remain in full force and effect during the Term so long as Tenant continues to recognize and perform all of its covenants and conditions. Further, at Landlord’s sole option, this Lease may be assigned by Landlord to any mortgagee or cestui que trust as additional security for any loan to Landlord, and Tenant upon request shall acknowledge receipt of notice of each such assignment. Such assignment may be recorded, but Tenant shall, upon notice of such assignment, comply with the terms thereof.

Within twenty (20) days after Landlord’s request, Tenant shall execute a written instrument to Landlord or any other person, firm or corporation specified by Landlord, certifying:

(a) That Tenant has accepted the Premises, is in occupancy, and is paying rent on a current basis with no offsets or claims, or if it is not paying rent on a current basis or does have offsets or claims, Tenant shall specify the status of its payments of rent and the basis and amount claimed due as offsets or claims;

(b) That this Lease is unmodified and in full force and effect, or if there has been any modification that the same is in full force and effect as so modified and appropriately identifying any such modification;

(c) Whether or not there are any offsets or defenses then existing in favor of Tenant against the enforcement of any of the terms, covenants and conditions of this Lease and if so specifying the same, and also whether or not Landlord has observed and performed all the terms, covenants and conditions on its part to be so observed and performed and if not, specifying the same;

(d) The dates to which installments of Basic Rent, Additional Rent and all other charges hereunder have been paid; and

(e) Such other information as Landlord may reasonably request.

The foregoing instruments may be requested Landlord, at any time and from time to time during the Term. Upon the request of the holder of any such deed of trust, mortgage or security agreement, Tenant agrees to execute, acknowledge and deliver to such party or parties or to the purchaser of the Premises in foreclosure an instrument in writing satisfactory to such party whereby Tenant fully attorns to such successor in interest subject, however, to the approval of such instrument by Tenant, which approval shall not be unreasonably withheld or delayed.

12.2. Attornment. Tenant will, upon the request of Landlord or of the mortgagee or trustees, under any such mortgage or deed of trust, execute an attornment instrument and attorn to such mortgagee or trustees and become its tenant on the terms herein contained for the unexpired residue of the Term.

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12.3. Transfer. Landlord and any party succeeding to Landlord’s interest herein may transfer, assign, convey or otherwise dispose of the Premises and the interest in this Lease and in such event shall be free from and relieved of all covenants and obligations of the Landlord herein provided and from any liability resulting from any act or omission or event occurring after such conveyance or other disposition.

ARTICLE 13
HAZARDOUS MATERIALS

13.1. Landlord’s Warranties. Landlord warrants and represents to the Tenant that as of the Effective Date of this Lease, Landlord is not aware of any facts or matters which indicate to Landlord or reasonably should indicate to Landlord that the Premises is subject to any environmentally hazardous condition.

13.2. Indemnification of Liability by Tenant. Tenant hereby agrees to indemnify, defend, save and hold harmless the Landlord, its directors, officers, shareholders, members employees and agents, successors and assigns from and against any and all claims, actions, causes of action, demands, suits, losses, expenses, liabilities, and responsibilities including those for clean up, remediation, removal, detoxification and disposal, of any kind or nature whatsoever which may hereafter arise as a result of any Hazardous Material or Environmental Hazard: (a) arising out of any failure by Tenant or Tenant’s agents, contractors, subcontractors and subtenants to perform any of their duties or obligations under this Article 13 of this Lease; or (b) arising out of or in connection with the Tenant’s or Tenant’s agents’, contractors’, subcontractors’ and subtenants’ use, generation, storage, release, threatened release, disposal or transport of any Hazardous Material or Environmental Hazard on, under, from or about the Premises during the Term.

13.3. Indemnification of Liability by Landlord. Landlord hereby agrees to indemnify, defend, save and hold harmless Tenant and its directors, officers, shareholders, members, employees, agents, successors and assigns from any and all claims, actions, causes of action, demands, suits, losses, expenses, liabilities and responsibilities, including those for clean up, remediation, removal, detoxification and disposal, of any kind or nature whatsoever which may hereafter arise as a result of any Hazardous Material or Environmental Hazard existing on or before the Effective Date or otherwise created by the Landlord.

ARTICLE 14
GENERAL PROVISIONS

14.1. Time of Essence. Time is of the essence of this Lease, and of each provision hereof.

14.2. Quiet Enjoyment. Upon payment by the Tenant of the rent herein provided, and upon the observance and performance of all covenants, terms and conditions on Tenant’s part to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons.

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14.3. Unavoidable Delay; Force Majeure. If either party shall be delayed or prevented from the performance of any act required by this Lease by reasons of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws, or regulations, or other cause, without fault and beyond the reasonable control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay; provided, however, nothing in this section shall excuse Tenant from the prompt payment of any Basic Rent or Additional Rent.

14.4. Successors in Interest. Each and all of the covenants, conditions and restrictions in this Lease shall inure to the benefit of and shall be binding upon the successors and assigns of Landlord, and subject to the restrictions of Article 10 the authorized encumbrancers, assignees, transferees, subtenants, licensees and other successors in interest of Tenant.

14.5. Entire Agreement. This Lease, consisting of the Lease Information Summary, the Guaranty, if any, and the Lease Terms and Conditions contains the entire agreement of the parties with respect to the matters covered by this Lease, and no other agreement, statement or promise made by any party, or to any employer, officer or agent of any party, which is not contained in this Lease shall be binding or valid. No alteration, amendments or changes to the terms of this Lease shall be binding unless first reduced to writing and executed with the same formality as this Lease. In the event of any conflict between the provisions of the LIS and the Lease Terms and Conditions, the provisions in the LIS shall control.

14.6. Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

14.7. Captions. Captions of the articles, sections and paragraphs of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.8. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or deposited in the U.S. Mail, first class postage prepaid, certified, return receipt requested (except for rent payments), to applicable addresses as provided in the LIS.

Each party may, from time to time, designate a different address by notice given in conformity with this paragraph. The date of mailing as indicated on the U.S. Postal return receipt, shall be the commencement date for calculating any time periods associated with the giving of notice hereunder. In lieu of sending such notices by United States Mail, any party hereto may deliver such notice in person or may transmit by Federal Express or any other reputable overnight courier service which obtains a receipt for delivery and which has active operations in the municipalities involved, or by email to the addresses provided above. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this section.

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14.9. Right of Entry. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times to examine the same, and to show them to prospective purchasers or Tenants thereof, and to make such repairs, alterations, improvements or additions as the Landlord may deem desirable.

14.10. Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that s/he is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that s/he is duly authorized to execute and deliver this Lease on behalf of Landlord and that this Lease is binding upon Landlord in accordance with its terms.

14.11. Governing Law. The provisions of this Lease, and the right and obligations of Landlord and Tenant, shall be governed by the laws of the State of Missouri and interpreted and construed in accordance with such laws without regard to principles of conflicts of law. The Circuit Court of Greene County, Missouri, and its division, shall have exclusive jurisdiction in any proceeding instituted to enforce this Lease, and any objections to venue are hereby waived.

14.12. Prior Agreement. This Lease terminates and supersedes all prior agreements concerning the use or occupancy of the Premises by Tenant.

14.13. Cooperation. Each party agrees to cooperate with the other in carrying out the terms of this Lease. Whenever, under a provision of this Lease the consent of either party is required or requested, such consent will not be unreasonably withheld.

ARTICLE 15
EXECUTION

15.1. Offer and Acceptance. Execution of this Lease by Tenant constitutes an offer which shall not be deemed accepted by Landlord until Landlord has executed this Lease and delivered a duplicate original to Tenant. The submission of an unexecuted copy of this Lease for examination does not constitute an offer. The signature block for this Lease is at the end of the Lease Information Summary. In the event of any conflict between the provisions of the Lease and the provisions of the Lease Information Summary, the Lease Information Summary shall control.

15.2. Counterparts. This Lease may be executed by the parties, in one or more counterparts, each of which, shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date set forth in the above Lease Information Summary.

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EXHIBIT A: LANDLORD’S IMPROVEMENTS/DELIVERY CONDITIONS

ESTIMATED DELIVERY DATE: The Effective Date of the Lease

OUTSIDE DELIVERY DATE: N/A

PREMISES CONDITION:

a. Cold Shell/Gray Box

b. Exterior walls to be insulated with un-painted drywall in place. Interior demising walls are not included.

c. All steel columns will be painted.

d. No floor slab, only base rock, except in mechanical rooms where slab will be installed.

e. A plumbing line and grease interceptor line will run down the middle of each building for Tenant access, shared 275 gallon grease trap. Maintenance expense is provided in Section 4.10 of the Lease, if applicable to Tenant’s Use.

f. Temporary small gas heaters will be suspended from the interior ceiling.

g. No ceiling installed, exposed wood trusses.

h. Minimal strip florescent lights in the interior will be in place to provide house lighting. All final lighting on the exterior will be in place.

k. 3-Phase power connection is on site, and is available, but not provided by Landlord, cost to connect shall be at Tenant’s expense if desired by Tenant.

l. 2” water line.

m. 4” sewer line connection for Building C.

n. The steel structure for Tenant signage will be mounted and in place.

q. Fire sprinklers will be in place.

r. Gas line size to the Premises has been provided.

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EXHIBIT B: TENANT’S WORK AND ALLOWANCES

(a) Condition of premises. Except as provided in EXHIBIT A, Landlord has no obligation to alter, remodel or improve the Premises in any way. Tenant agrees to accept the Premises in an “AS IS” condition.

(b) Drawings. Promptly after the Effective Date, Landlord shall email CAD plans to Tenant or Tenant’s Architect for use in preparing Tenants drawings. Tenant shall submit to Landlord, drawings for the build out of the Premises. Within ten (10) days after the receipt of the Tenant’s drawings, Landlord, by notice in writing addressed to Tenant, shall indicate Landlord’s approval of them or clearly specify any objections to them, the objections in all events to be reasonable. The work to be performed by Tenant as described in the drawings therefor, approved by Landlord as provided above, are herein referred to as “Tenant’s Work.” Any deficiency in design or construction shall be Tenant’s sole responsibility, regardless of whether previously approved by Landlord.

The drawings for Tenant’s Work shall be prepared by licensed architects in the employ of Tenant. Tenant shall bear all costs of preparing the drawings, provided that the expense of the drawings may be submitted by Tenant to Landlord as part of Tenant’s Work for purposes of the Allowance. Landlord’s approval of the drawings shall not constitute an opinion or agreement that they are in compliance with law (it being agreed that such compliance is solely Tenant’s responsibility), nor shall such approval impose any present or future liability on Landlord or waive any of Landlord’s rights under the Lease. Tenant shall provide Landlord with two (2) sets of the drawings.

(c) Workmanship. Tenant shall, to the reasonable satisfaction of Landlord, commence, construct, perform and complete all Tenant’s Work in a good and workmanlike manner, in complete accordance with the drawings approved by Landlord.

(d) Lease applicability before commencement date. At all times prior to the Rent Commencement Date, all the provisions, covenants and conditions of the Lease shall be applicable to the Premises other than those requiring payment of Rent relating solely to the Premises.

(e) Permits. Prior to commencement of Tenant’s Work, Tenant shall obtain, at its sole cost and expense, all permits and licenses and other consents and approvals of all governmental authorities as may be required in connection with Tenant’s Work and shall deliver copies thereof to Landlord, provided that the expense of the permits, licenses, consents and approvals may be submitted by Tenant to Landlord as part of Tenant’s Work for purposes of the Allowance.

(f) Compliance with law. Tenant’s Work and all of Tenant’s trade fixtures and equipment shall be performed, constructed and installed in accordance and in full compliance with all applicable governmental requirements, including without limitation all applicable laws, statutes, codes, ordinances and governmental rules, regulations and orders, as well as reasonable rules and regulations established by Landlord.

(g) Approval of contractor. Any contractor used by Tenant to perform Tenant’s Work pursuant to this EXHIBIT B, must first be approved in writing by Landlord, which approval shall not be unreasonably withheld. Such approval shall be in Landlord’s reasonable discretion based on the proposed contractor’s financial condition, reputation and workmanship, but no such approval shall relieve Tenant of any of its other obligations hereunder or impose any liability upon Landlord.

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(h) Insurance; indemnification. Prior to commencement of the work, the general contractor shall secure Builders Risk Insurance (Fire with Extended Coverage and Vandalism Endorsement) on a Completed Value Form with Landlord and Tenant as named assured, in an amount not less than 100% of the value of the work.

Tenant shall indemnify and hold harmless Landlord and any mortgagee(s) having an interest in the Premises, from and against any and all suits, actions, damages, losses, claims or liabilities, expense, including reasonable counsel fees, resulting from or due to the Tenant’s work contemplated hereunder, whether same be as a result of the claims of other tenants in the Building or the Development, or acts or omissions of Tenant, its agents, employees, the architect, the general contractor, or any subcontractor, supplier, or materialman. Prior to the commencement of the work, Tenant shall provide Landlord evidence of the insurance required of Tenant in Article 9 of the Lease.

(i) Mechanic’s liens. If any mechanic’s or other labor or material lien is filed against the Premises, Building, or Development, or any part thereof as a result of Tenant’s work, Tenant shall cause such lien to be discharged by payment, bond, or otherwise, within 30 days after it has knowledge or receives notice from Landlord, the architect, the general contractor, or any other person, that the lien was filed. If Tenant fails to do so, Landlord may obtain such discharge. In such event, Tenant shall indemnify and hold Landlord harmless from and against all expenses in connection therewith. Tenant shall reimburse Landlord for such expenses, on demand, as additional rent.

(j) Inspections. Landlord and its representatives shall have access to the Premises the course of Tenant’s Work, at Landlord’s expense, for the purpose of making inspections and insuring that Tenant and Tenant’s contractors, suppliers and materialmen comply with the conditions of this EXHIBIT B. Landlord may at any time during the course of the work impose such other restrictions, rules and conditions as may be reasonably necessary to insure the proper completion of the work.

(k) Consent. Nothing herein contained shall imply any consent or agreement by the Landlord to subject Landlord’s estate to liability under any mechanic’s or other lien law.

(l) Maintenance. Tenant shall not permit the accumulation of building supplies, equipment, waste material, or rubbish outside the Premises, and during the construction and upon completion shall cause all rubbish, implements, material, and equipment to be removed from the Premises. At no time, shall the sidewalks, adjacent leased spaces, entrances, or public areas be blocked or interfered with, and Tenant shall maintain continuous protection of the Landlord’s Building and the Development. If any damage is done to any other portions of the Building or Development, Tenant, at its own cost and expense, shall repair and/or replace same, in a manner satisfactory to the Landlord, to the condition existing prior to the commencement of the work. Tenant’s Work shall be performed without interference and disruption to Landlord or other tenants, or the normal operations of the Landlord’s Building and Development.

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(m) Tenant Allowance and Additional Tenant Allowance. Landlord shall provide to Tenant a Tenant Allowance in the sum of $35.00 per square foot of the Premises ($263,200.00), which shall be used by Tenant toward the cost of construction of Tenant’s Work, and an Additional Tenant Allowance of $15.00 per square foot of the Premises ($112,800.00) that Tenant may elect to use and repay as provided in Section 24 of the LIS, (collectively the “Allowances”). The Allowances may only be used for leasehold improvements that become part of the Premises, it being specifically understood and agreed that no portion of the Allowances may be used for removable trade fixtures, equipment, furniture or other personal property. All improvements constructed with Allowances dollars shall become part of the Premises and title thereto shall vest in Landlord upon installation. Except as otherwise provided herein, all costs of Tenant’s Work that exceed the Allowances shall be paid by Tenant. Tenant hereby expressly grants Landlord an offset and deduction against the Allowances for all delinquent costs, payments, and expenses Tenant is obligated to pay Landlord pursuant to the Lease or otherwise due and owing to Landlord. The procedure for payment of the Allowance is provided in paragraph (n) below.

(n) Records and disputes. Tenant shall keep, maintain, and operate, full, true, and accurate books of account and full, true, and complete records with respect to Tenant’s Work. Landlord and its representatives shall have full access to such books and records at all times during regular business hours and may examine and audit them. Tenant shall furnish Landlord all statements, information, vouchers, invoices, and supporting data it reasonably requires with respect to such work. Any dispute between the parties as to the cost of Tenant’s Work shall be submitted for arbitration to the American Arbitration Association (or any successor organization) in accordance with the association’s construction rules and regulations, and the parties shall be bound by its decision. The parties shall bear equally the expense of such arbitration, except that Tenant shall bear the entire expense if it is determined that Tenant’s report of the cost of Tenant’s Work was substantially incorrect. Throughout the period of Tenant’s Work being completed, not more frequently than monthly, Tenant may submit to Landlord invoices for all or portions of Tenant’s Work that has been completed along with a certificate signed by Tenant’s general contractor and Tenant, certifying the portion of the Tenant’s Work that has been completed, and the cost of the Tenant’s Work that remains to be completed, along with evidence of such cost as Landlord shall reasonably require, and mechanic’s lien affidavits and lien waivers in accordance with the mechanic’s lien laws of the State of Missouri, and Landlord shall, within thirty (30) days of submission of the certificate and invoices, in full and proper form, reimburse Tenant therefor for the amount of such invoice, not to exceed the maximum Allowances provided herein, or Landlord may at its option, if Tenant has not already paid them, pay the Allowances directly to Tenant’s contractor and others providing labor and materials for Tenant’s Work.

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Tenant		Landlord
Sagamore Hill Development Company, LLC

By:	/s/ Jeff Ervin	By:	/s/ Tom Auner
Title:	CEO	Title:	Manager

Date:	Mar 1, 2019 | 8:04 AM CST	Date:	Mar 1, 2019 | 9:14 AM CST

Guarantor

IMAC Holdings, Inc.

By:	/s/ Jeff Ervin
Title:	CEO

Date:	Mar 1, 2019 | 8:04 AM CST

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FIRST AMENDMENT TO LEASE

Landlord: Sagamore Hill Development Company, LLC

Tenant: Advantage Therapy, LLC, c/o IMAC Holdings, Inc.

Premises: 1301 E. Sunshine, Suites 100, 104, 108, 112 and 116, Springfield, MO 65804

This First Amendment to Lease is entered into this 3rd day of July, 2019, to include in the Lease dated March 1, 2019, the TO BE DETERMINED items in the Lease, as follows:

CONFIRMATION OF TO BE DETERMINED ITEMS (complete and initial):

Rent Commencement Date July 1, 2019. Tenant _/s/ JE____ Landlord __/s/ TA___

Monthly Basic Rent $12,107,20. Tenant _/s/ JE____ Landlord __/s/ TA___

Leasable area in the Premises 7520 sq. ft. Tenant _/s/ JE____ Landlord __/s/ TA___

Leasable area in the Development 23,568 sq. ft. Tenant _/s/ JE____ Landlord __/s/ TA___

Tenant’s Share of Additional Rent items, leasable area in the Premises/total leasable area in the Development, planned or completed = 31.9%.
Tenant _/s/ JE____ Landlord __/s/ TA___

Estimated Additional Rent during the initial year of the Term $2,633.33/month due with the Rent. Tenant _/s/ JE____ Landlord __/s/ TA___

IN WITNESS WHEREOF, the undersigned, hereby acknowledge the foregoing.

Tenant		Landlord
Advantage Therapy, LLC		Sagamore Hill Development Company,
c/o IMAC Holdings, Inc.		LLC

By:	/s/ Jeff Ervin	By:	/s/ Tom Auner
	Jeff Ervin		Thomas Y. Auner, Manager

Guarantors

By:	/s/ Jeff Ervin
Jeff Ervin

Date:	Jul 15, 2019 | 8:10 AM PDT

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